Exhibit 99.1

Atkore International Group Inc. Announces First Quarter 2020 Results

•	Diluted earnings per share increased by $0.17 to $0.71; Adjusted net income per diluted share increased by $0.20 to $0.94

•	Net income increased by $7.8 million, or 29.1%, to $34.8 million; Adjusted EBITDA increased by $7.7 million, or 11.0%, to $77.7 million

•	Full-year Adjusted EBITDA guidance increased to $340.0 million - $350.0 million

•	Full-year Adjusted net income per diluted share guidance increased to $3.95 - $4.05

HARVEY, IL. — February 4, 2020 (BUSINESS WIRE) - Atkore International Group Inc. (the "Company" or "Atkore") (NYSE: ATKR) announced earnings for its fiscal 2020 first quarter ended December 27, 2019.

“I’m pleased to announce Atkore delivered strong first quarter financial results across multiple metrics,” commented Bill Waltz, Atkore President and Chief Executive Officer. “Our focus on executing strategic priorities and taking care of customers has contributed toward solid volume growth, improved operational performance and solid earnings, which has resulted in greater value for our shareholders.”

2020 First Quarter Results

	Three months ended
(in thousands)	December 27, 2019	December 28, 2018	Change	% Change
Net sales
Electrical Raceway	$341,376	$343,406	$(2,030)	(0.6)%
Mechanical Products & Solutions	106,660	108,813	(2,153)	(2.0)%
Eliminations	(588)	(191)	(397)	207.9%
Consolidated operations	$447,448	$452,028	$(4,580)	(1.0)%

Adjusted EBITDA
Electrical Raceway	$70,193	$68,489	$1,704	2.5%
Mechanical Products & Solutions	16,654	10,887	5,767	53.0%
Unallocated	(9,137)	(9,353)	216	(2.3)%
Consolidated operations	$77,710	$70,023	$7,687	11.0%

Net sales decreased by $4.6 million, or 1.0%, to $447.4 million for the three months ended December 27, 2019, compared to $452.0 million for the three months ended December 28, 2018. The decrease is primarily attributed to $30.0 million of lower average selling prices resulting from lower commodity input costs of steel and resin. The decrease in net sales was partially offset by higher volume of $14.1 million primarily in the PVC electrical conduit and fittings product category sold within the Electrical Raceway segment, as well as, the mechanical pipe product category sold within the Mechanical Products & Solutions segment. Additionally, the decrease in net sales was partially offset by increased sales of $12.4 million from the acquisition of the assets of United Structural Products, LLC. ("US Tray") and Rocky Mountain Pipe ("Cor-Tek") and the acquisition of Flytec Systems Ltd. and its parent holding company, Modern Associates Ltd., in fiscal 2019 (together, the "2019 acquisitions").

Gross profit increased by $6.6 million, or 6.0%, to $116.8 million for the three months ended December 27, 2019, as compared to $110.3 million for the prior-year period. Gross margin increased to 26.1% for the three months ended December 27, 2019, as compared to 24.4% for the prior-year period. Gross margin increased primarily due to higher volume and operational efficiencies.

Exhibit 99.1

Net income increased by $7.8 million, or 29.1%, to $34.8 million for the three months ended December 27, 2019 compared to $26.9 million for the prior-year period primarily due to higher gross profit.

Adjusted EBITDA increased by $7.7 million, or 11.0%, to $77.7 million for the three months ended December 27, 2019 compared to $70.0 million for the three months ended December 28, 2018. The increase was primarily due to higher gross profit.

Diluted earnings per share prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") was $0.71 for the three months ended December 27, 2019, as compared to $0.54 in the prior-year period. Adjusted net income per diluted share increased by $0.20 to $0.94 for the three months ended December 27, 2019, as compared to $0.74 in the prior year period. The increase in diluted earnings per share and adjusted net income per share is primarily attributed to higher gross profit and the excess tax benefit associated with stock compensation.

Segment Results

Electrical Raceway

Net sales decreased by $2.0 million, or 0.6%, to $341.4 million for the three months ended December 27, 2019 compared to $343.4 million for the three months ended December 28, 2018. The decrease is primarily attributed to the pass-through impact of lower average selling prices of $19.1 million resulting from lower commodity input costs of steel and resin. The decrease in net sales was partially offset by the 2019 acquisitions, which contributed $12.4 million in sales for the three months ended December 27, 2019. Additionally, the decrease in net sales was offset by $6.7 million in higher volume, primarily in the PVC electrical conduit and fittings product category.

Adjusted EBITDA for the three months ended December 27, 2019 increased by $1.7 million, or 2.5%, to $70.2 million from $68.5 million for the three months ended December 28, 2018. Adjusted EBITDA margins increased to 20.6% for the three months ended December 27, 2019 compared to 19.9% for the three months ended December 28, 2018. The increase in Adjusted EBITDA was largely due to operational efficiencies, the contributions from the 2019 acquisitions, and incremental profit from higher volume.

Mechanical Products & Solutions ("MP&S")

Net sales decreased by $2.2 million, or 2.0%, for the three months ended December 27, 2019 to $106.7 million compared to $108.8 million for the three months ended December 28, 2018. The decrease is primarily attributed to the pass-through impact of lower average input costs of steel products of $10.8 million, partially offset by higher volume of $7.3 million primarily in the mechanical pipe product category.

Adjusted EBITDA increased by $5.8 million, or 53.0%, to $16.7 million for the three months ended December 27, 2019 compared to $10.9 million for the three months ended December 28, 2018. Adjusted EBITDA margins increased to 15.6% for the three months ended December 27, 2019 compared to 10.0% for the three months ended December 28, 2018. Adjusted EBITDA increased primarily due to higher volume, pricing strategies and operational efficiencies.

Full-Year 2020 Outlook

The Company is increasing its expectation of fiscal year 2020 Adjusted EBITDA to be in the range of $340.0 million - $350.0 million and its expectation of fiscal year 2020 Adjusted net income per diluted share to be in the range of $3.95 - $4.05.

Reconciliations of the forward-looking full-year 2020 outlook for Adjusted EBITDA and Adjusted net income per diluted share are not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations.

Exhibit 99.1

Conference Call Information

Atkore management will host a conference call today, February 4, 2020, at 8 a.m. Eastern time, to discuss the Company's financial results. The conference call may be accessed by dialing (877) 407-0789 (domestic) or (201) 689-8562 (international). The call will be available for replay until February 18, 2020. The replay can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13698169.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://investors.atkore.com. The online replay will be available on the same website immediately following the call.

To learn more about the Company, please visit the company's website at http://investors.atkore.com.

About Atkore International Group Inc.

Atkore International Group Inc. is a leading manufacturer of Electrical Raceway products primarily for the non-residential construction and renovation markets and Mechanical Products & Solutions for the construction and industrial markets. The Company manufactures a broad range of end-to-end integrated products and solutions that are critical to its customers’ businesses and employs approximately 3,900 people at 65 manufacturing and distribution facilities worldwide. The Company is headquartered in Harvey, Illinois.
Contact:

John Deitzer
Vice President - Investor Relations
708-225-2124
jdeitzer@atkore.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to financial outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "shall," "should," "would," "could," "seeks," "aims," "projects," "is optimistic," "intends," "plans," "estimates," "anticipates" or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Exhibit 99.1

A number of important factors, including, without limitation, the risks and uncertainties discussed or referenced under the caption "Risk Factors" in our Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission ("SEC") on November 22, 2019 could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines in, and uncertainty regarding, the general business and economic conditions in the United States and international markets in which we operate; weakness or another downturn in the United States non-residential construction industry; changes in prices of raw materials; pricing pressure, reduced profitability, or loss of market share due to intense competition; availability and cost of third-party freight carriers and energy; high levels of imports of products similar to those manufactured by us; changes in federal, state, local and international governmental regulations and trade policies; changes in foreign laws and legal systems, including as a result of Brexit; recent and future changes to tax legislation; adverse weather conditions; failure to generate sufficient cash flow from operations or to raise sufficient funds in the capital markets to satisfy existing obligations and support the development of our business; increased costs relating to future capital and operating expenditures to maintain compliance with environmental, health and safety laws; reduced spending by, deterioration in the financial condition of, or other adverse developments with respect to, one or more of our top customers; increases in our working capital needs, which are substantial and fluctuate based on economic activity and the market prices for our main raw materials, including as a result of failure to collect, or delays in the collection of, cash from the sale of manufactured products; work stoppage or other interruptions of production at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons; challenges attracting and retaining key personnel or high-quality employees; changes in our financial obligations relating to pension plans that we maintain in the United States; reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers; loss of a substantial number of our third-party agents or distributors or a dramatic deviation from the amount of sales they generate; security threats, attacks, or other disruptions to our information systems, or failure to comply with complex network security, data privacy and other legal obligations or the failure to protect sensitive information; possible impairment of goodwill or other long-lived assets as a result of future triggering events, such as declines in our cash flow projections or customer demand; safety and labor risks associated with the manufacture and in the testing of our products; product liability, construction defect and warranty claims and litigation relating to our various products, as well as government inquiries and investigations, and consumer, employment, tort and other legal proceedings; our ability to protect our intellectual property and other material proprietary rights; risks inherent in doing business internationally; our inability to introduce new products effectively or implement our innovation strategies; the inability of our customers to pay off the credit lines extended to them by us in a timely manner and the negative impact on customer relations resulting from our collections efforts with respect to non-paying or slow-paying customers; our inability to continue importing raw materials, component parts and/or finished goods; the incurrence of liabilities and the issuance of additional debt or equity in connection with acquisitions, joint ventures or divestitures and the failure of indemnification provisions in our acquisition agreements to fully protect us from unexpected liabilities; failure to manage acquisitions successfully, including identifying, evaluating, and valuing acquisition targets and integrating acquired companies, businesses or assets; the incurrence of liabilities in connection with violations of the U.S. Foreign Corrupt Practices Act and similar foreign anti-corruption laws; the incurrence of additional expenses, increase in complexity of our supply chain and potential damage to our reputation with customers resulting from regulations related to "conflict minerals"; disruptions or impediments to the receipt of sufficient raw materials resulting from various anti-terrorism security measures; restrictions contained in our debt agreements; failure to generate cash sufficient to pay the principal of, interest on, or other amounts due on our debt; and other factors described from time to time in documents that we file with the SEC. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Information

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"). Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

Exhibit 99.1

Adjusted EBITDA and Adjusted EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business and in the preparation of our annual operating budgets as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA Margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income (loss) before: depreciation and amortization, interest expense, net, income tax expense (benefit), restructuring charges, stock-based compensation, certain legal matters, transaction costs, gain on purchase of a business and other items, such as inventory reserves, adjustments and realized or unrealized gain (loss) on foreign currency transactions, and release of certain indemnified uncertain tax positions. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of Net sales.

We believe Adjusted EBITDA and Adjusted EBITDA Margin, when presented in conjunction with comparable accounting principles generally accepted in the United States of America ("GAAP") measures, are useful for investors because management uses Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business.

Adjusted Net Income and Adjusted Net Income per Share

We use Adjusted net income and Adjusted net income per share in evaluating the performance of our business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company's results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and or non-cash items. We define Adjusted net income as net income before stock-based compensation, intangible asset amortization, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax. We define Adjusted net income per share as basic and diluted earnings per share excluding the per share impact of stock-based compensation, intangible asset amortization, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax.

Leverage Ratio - Net debt/Adjusted EBITDA

We define leverage ratio as the ratio of net debt (total debt less cash and cash equivalents) to Adjusted EBITDA on a trailing twelve-month ("TTM") basis. We believe the leverage ratio is useful to investors as an alternative liquidity measure.

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended
(in thousands, except per share data)	December 27, 2019	December 28, 2018
Net sales	$447,448	$452,028
Cost of sales	330,604	341,772
Gross profit	116,844	110,256
Selling, general and administrative	56,215	56,379
Intangible asset amortization	8,113	8,214
Operating income	52,516	45,663
Interest expense, net	10,620	12,160
Other income, net	(234)	(1,600)
Income before income taxes	42,130	35,103
Income tax expense	7,340	8,154
Net income	$34,790	$26,949

Net income per share
Basic	$0.72	$0.56
Diluted	$0.71	$0.54

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	December 27, 2019	September 30, 2019
Assets
Current Assets:
Cash and cash equivalents	$164,135	$123,415
Accounts receivable, less allowance for doubtful accounts of $2,992 and $2,608, respectively	291,880	315,353
Inventories, net	242,690	226,090
Prepaid expenses and other current assets	32,246	34,679
Total current assets	730,951	699,537
Property, plant and equipment, net	255,225	260,703
Intangible assets, net	279,748	285,684
Goodwill	188,105	186,231
Right-of-use assets, net	44,142	—
Deferred tax assets	735	577
Other long-term assets	1,236	4,263
Total Assets	$1,500,142	$1,436,995
Liabilities and Equity
Current Liabilities:
Accounts payable	132,868	150,681
Income tax payable	3,987	2,157
Accrued compensation and employee benefits	21,640	35,770
Customer liabilities	50,264	44,983
Lease obligations	12,605	—
Other current liabilities	58,646	53,943
Total current liabilities	280,010	287,534
Long-term debt	845,243	845,317
Long-term lease obligations	33,056	—
Deferred tax liabilities	23,402	19,986
Other long-term tax liabilities	848	3,669
Pension liabilities	33,513	34,509
Other long-term liabilities	11,939	13,044
Total Liabilities	1,228,011	1,204,059
Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 47,478,557 and 46,955,163 shares issued and outstanding, respectively	476	471
Treasury stock, held at cost, 260,900 and 260,900 shares, respectively	(2,580)	(2,580)
Additional paid-in capital	477,276	477,139
Accumulated deficit	(166,659)	(200,396)
Accumulated other comprehensive loss	(36,382)	(41,698)
Total Equity	272,131	232,936
Total Liabilities and Equity	$1,500,142	$1,436,995

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
(in thousands)	December 27, 2019	December 28, 2018
Operating activities:
Net income	$34,790	$26,949
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,730	18,021
Deferred income taxes	3,088	(1,306)
Stock-based compensation	3,123	2,982
Amortization of right-of-use assets	3,627	—
Other adjustments to net income	2,855	2,201
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	25,139	22,111
Inventories	(17,640)	4,263
Accounts payable	(14,898)	(30,405)
Other, net	(6,641)	(4,539)
Net cash provided by operating activities	52,173	40,277
Investing activities:
Capital expenditures	(9,809)	(6,875)
Acquisition of businesses, net of cash acquired	—	(57,899)
Other, net	15	(151)
Net cash (used in) provided by investing activities	(9,794)	(64,925)
Financing activities:
Issuance of common stock	(2,981)	(695)
Repurchase of common stock	—	(24,419)
Other, net	(60)	(62)
Net cash used for financing activities	(3,041)	(25,176)
Effects of foreign exchange rate changes on cash and cash equivalents	1,382	(919)
Increase (decrease) in cash and cash equivalents	40,720	(50,743)
Cash and cash equivalents at beginning of period	123,415	126,662
Cash and cash equivalents at end of period	$164,135	$75,919
Supplementary Cash Flow information
Capital expenditures, not yet paid	$618	$1,106

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
ADJUSTED EBITDA

The following table presents reconciliations of Adjusted EBITDA to net income for the periods presented:

	Three months ended
(in thousands)	December 27, 2019	December 28, 2018
Net income	$34,790	$26,949
Interest expense, net	10,620	12,160
Income tax expense	7,340	8,154
Depreciation and amortization	18,730	18,021
Restructuring charges	220	1,387
Stock-based compensation	3,123	2,982
Transaction costs	51	164
Other (a)	2,836	206
Adjusted EBITDA	$77,710	$70,023

(a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions and release of certain indemnified uncertain tax positions.

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
SEGMENT INFORMATION

The following tables represent reconciliations of Net sales and calculations of Adjusted EBITDA Margin by segment for the periods presented:

	Three months ended
	December 27, 2019			December 28, 2018
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin
Electrical Raceway	$341,376	$70,193	20.6%	$343,406	$68,489	19.9%
Mechanical Products & Solutions	106,660	16,654	15.6%	108,813	10,887	10.0%
Eliminations	(588)			(191)
Consolidated operations	$447,448			$452,028

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
ADJUSTED NET INCOME PER SHARE

The following table presents reconciliations of Adjusted net income to net income for the periods presented:

	Three months ended
(in thousands, except per share data)	December 27, 2019	December 28, 2018
Net income	$34,790	$26,949
Stock-based compensation	3,123	2,982
Intangible asset amortization	8,113	8,214
Other (a)	2,836	206
Pre-tax adjustments to net income	14,072	11,402
Tax effect	(3,518)	(2,793)
Adjusted net income	$45,344	$35,558

Weighted-Average Diluted Common Shares Outstanding	47,999	48,283
Net income per diluted share	$0.71	$0.54
Adjusted net income per diluted share	$0.94	$0.74

(a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions and release of certain indemnified uncertain tax positions.

Exhibit 99.1

ATKORE INTERNATIONAL GROUP INC.
LEVERAGE RATIO

The following table presents reconciliations of Net debt to Total debt for the periods presented:

($ in thousands)	December 27, 2019		September 30, 2019		June 28, 2019		March 29, 2019		December 28, 2018		September 30, 2018
Short-term debt and current maturities of long-term debt	$—		$—		$—		$—		$26,561		$26,561
Long-term debt	845,243		845,317		884,503		884,095		878,094		877,686
Total debt	845,243		845,317		884,503		884,095		904,655		904,247
Less cash and cash equivalents	164,135		$123,415		100,734		51,498		75,919		$126,662
Net debt	$681,108		$721,902		$783,769		$832,597		$828,736		$777,585

TTM Adjusted EBITDA (a)	$332,095		$324,408		$306,656		$294,839		$283,086		$271,549

Total debt/TTM Adjusted EBITDA	2.5	x	2.6	x	2.9	x	3.0	x	3.2	x	3.3	x
Net debt/TTM Adjusted EBITDA	2.1	x	2.2	x	2.6	x	2.8	x	2.9	x	2.9	x

(a) TTM Adjusted EBITDA is equal to the sum of Adjusted EBITDA for the trailing four quarter period. The reconciliation of Adjusted EBITDA for the quarter ended June 28, 2019 can be found in Exhibit 99.1 to form 8-K filed August 7, 2019 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended March 29, 2019 can be found in Exhibit 99.1 to form 8-K filed May 7, 2019 and is incorporated by reference herein.  The reconciliation of Adjusted EBITDA for the quarter ended December 28, 2018 can be found in Exhibit 99.1 to form 8-K filed February 6, 2019 and is incorporated by reference herein.  The reconciliation of Adjusted EBITDA for the years ended September 30, 2019 and September 30, 2018 can be found in Exhibit 99.1 to form 8-K filed November 22, 2019 and is incorporated by reference herein.

ATKORE INTERNATIONAL GROUP INC.
TRAILING TWELVE MONTHS ADJUSTED EBITDA

The following table presents a reconciliation of Adjusted EBITDA for the trailing twelve months ended December 27, 2019:

	TTM	Three months ended
(in thousands)	December 27, 2019	December 27, 2019	September 30, 2019	June 28, 2019	March 29, 2019
Net income	$146,892	$34,790	$45,997	$36,550	$29,555
Interest expense, net	48,933	10,620	$12,196	12,789	13,328
Income tax expense	44,804	7,340	$16,105	11,106	10,253
Depreciation and amortization	73,056	18,730	$18,286	17,760	18,280
Restructuring charges	2,637	220	$623	709	1,085
Stock-based compensation	11,939	3,123	$2,862	4,120	1,834
Transaction costs	1,087	51	$837	76	123
Gain on purchase of a business	(7,384)	—	$(7,384)	—	—
Other(a)	10,131	2,836	$(712)	5,371	2,636
Adjusted EBITDA	$332,095	$77,710	$88,810	$88,481	$77,094

(a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions and release of certain indemnified uncertain tax positions.